Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

IEI has a 99.3% owned subsidiary, Ecco Industries, Inc., a Delaware Corporation and a wholly owned subsidiary, International Electronics Europe Limited, a United Kingdom Corporation.